Exhibit 32.2

Written Statement of Chief Financial Officer
Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)
The undersigned, the Chief Financial Officer of the Mohegan Tribal Gaming Authority, hereby certifies that, to her knowledge, on the date hereof:
(a)    this Annual Report on Form 10-K of the Mohegan Tribal Gaming Authority filed on the date hereof with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(b)    information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Mohegan Tribal Gaming Authority.

/s/ CAROL K. ANDERSON
Carol K. Anderson Chief Financial Officer, Mohegan Tribal Gaming Authority
December 20, 2022
A signed original of this written statement required by Section 906 has been provided to the Mohegan Tribal Gaming Authority and will be retained by the Mohegan Tribal Gaming Authority and furnished to the Securities and Exchange Commission or its staff upon request.